EXHIBIT 10.1

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

This First Amendment to Asset Purchase Agreement (this “Amendment”) dated as of January 20, 2006, and entered into by and among Nayna Networks, Inc., a Nevada corporation (the “Buyer”), Abundance Networks, Inc., a Delaware corporation and wholly-owned subsidiary of the Buyer, Abundance Networks, LLC, a Delaware limited liability company (the “Seller”) and Abundance Networks (India) Pvt Ltd, an India private limited company and wholly owned subsidiary of the Seller (collectively, the “Parties”).

WITNESSETH

WHEREAS: The Parties previously entered into that certain Asset Purchase Agreement, dated as of December 1, 2005 (the “Original Agreement”).

WHEREAS: Section 10.9 of the Original Agreement provides that any term of the Original Agreement may be amended with the written consent of each of the Parties.

WHEREAS: In connection with the Parties’ desire to amend the payment terms contained in the Original Agreement, the parties hereto wish to amend the Original Agreement as set forth herein.

NOW, THEREFORE, the Parties hereto, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

1.	Section 1.3(a)(i) of the Original Agreement shall be deleted in its entirety and replaced with the following in lieu thereof:

“(i) 1,150,000 shares (the “Initial Shares”) plus an additional number of shares equal to $500,000 divided by the Average Closing Price on the Closing Date shall be issued to Seller;”

2.	Section 1.3(b)(i) of the Original Agreement shall be deleted in its entirety and replaced with the following in lieu thereof:

“(i)  If, on the one-year anniversary of the Closing, the Initial Shares do not have an Average Closing Price of at least $2.00 per share, then Buyer shall issue an additional number of shares of Common Stock to Seller as is determined by the following formula: (1,150,000 x ($2.00 - the Average Closing Price)) / the Average Closing Price (the “Initial True-Up Shares”).”

3.	Section 1.3(b)(iii) of the Original Agreement shall be deleted in its entirety and replaced with the following in lieu thereof:

“(iii)  If, on the date that the Second Earnout Shares (as defined below) become due and issuable (the “Second Earnout Date”) to Seller, any Earnout Shares, that have been issued or are due and issuable, do not have an Average Closing Price of at least $2.00 per share, then, on such Second Earnout Date Buyer shall issue an additional number of shares of Common Stock to Seller as is determined by the following formula: (the number of shares earned pursuant to subsection (c) and (d) below x ($2.00 - the Average Closing Price at the Second Earnout Date)) / the Average Closing Price at the Second Earnout Date (the “Earnout True-Up Shares” and, together with the Initial True-Up Shares, the Indemnification True-Up Shares, collectively, the “True-Up Shares”).”

4.	Section 1.3(c) of the Original Agreement shall be deleted in its entirety and replaced with the following in lieu thereof:

“(c)  If, for the 12-month period ending March 31, 2006 (the “First Earnout Period”), the revenue generated by the Seller’s business (on a stand-alone basis as a wholly-owned subsidiary or division, as the case may be, of Buyer and from sales of Seller’s products by Buyer or its other Subsidiaries or affiliates) (the “Revenue”) is at least $2,000,000, then, within ten business days of the date on which Buyer’s independent accountants have completed their review of the financial statements indicating the revenues so generated, the Escrow Agent shall release a number of shares (the “First Earnout Shares”) equal to the product of (i) 875,000 shares multiplied by (ii) a fraction, the numerator of which is the Revenues actually generated during the First Earnout Period and the denominator of which is $6,000,000 multiplied by (iii) a fraction, the numerator of which is the Adjusted EBITDA (as defined below) actually generated during the First Earnout Period based on the Revenues earned for such period and the denominator of which is $900,000; provided, however, that the First Earnout Shares shall in no event exceed 875,000. Buyer shall use good faith reasonable efforts to have their independent accountants complete their review of the financial statements for the 12-month period ending March 31, 2006, as soon as practicable following March 31, 2006.”

5.
This Amendment shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of California.

6.
This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have caused this First Amendment to Asset Purchase Agreement to be duly executed as of the date first above written.

NAYNA NETWORKS, INC.
a Nevada corporation

By:  /s/ Naveen S. Bisht

Name: Naveen S. Bisht
Title: President & CEO

ABUNDANCE NETWORKS, INC.
a Delaware corporation

By:  /s/ Naveen S. Bisht

Name: Naveen S. Bisht
Title: President & CEO

ABUNDANCE NETWORKS, LLC
a Delaware limited liability company

By:  /s/ Suresh R. Pillai

Name: Suresh R. Pillai
Title: President & CEO

ABUNDANCE NETWORKS (INDIA) PVT LTD
an India private limited company

By: /s/ Suresh R. Pillai

Name: Suresh R. Pillai
Title: President & CEO